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                                             FOR:  SKILLSOFT PLC

                                                   COMPANY CONTACT:

                                                   Tom McDonald
                                                   Chief Financial Officer
                                                   (603) 324-3000, x4232
FOR IMMEDIATE RELEASE

                                                   INVESTOR CONTACTS:
                                                   Michael Polyviou/Kirin Smith
                                                   Financial Dynamics
                                                   (212) 850-5748

      SKILLSOFT REPORTS REVENUE OF $50 MILLION FOR THE FISCAL THIRD QUARTER

                          --Gross Margin exceeds 90%--
                      --Cash Balance exceeds $84 million--

NASHUA, NH, DECEMBER 3, 2003 - SkillSoft PLC (NASDAQ: SKIL), a leading global provider of comprehensive, multi-modal e-Learning content and software products for business and information technology (IT) professionals, today announced financial results for its fiscal 2004 third quarter ended October 31, 2003.

SkillSoft reported total revenue of $50.0 million for the quarter ended October 31, 2003, which represented an 11% sequential increase compared to $45.1 million for the preceding quarter and an increase of 71% from $29.3 million in the year ago quarter, which was the first quarter that included combined Company revenue from the SmartForce PLC-SkillSoft Corporation merger that closed on September 6, 2002. Gross margin was 91% in the fiscal 2004 third quarter, compared to 91% in the fiscal 2004 second quarter and 84% in the fiscal 2003 third quarter. The increase in gross margin compared to the year ago quarter reflects the leverage of the business model as revenue increases and the cost efficiencies resulting from the merger are achieved.

SkillSoft reported a net loss of $21.9 million, or $0.22 per diluted share, for the quarter ended October 31, 2003. The net loss includes a charge of $16.0 million, or $0.16 per diluted share, for the Company's contribution toward the settlement of the 1998 securities class action litigation and expenses of $5.3 million, or $0.05 per diluted share, for restructuring activities and the restatement of the historical SmartForce PLC financial statements. The net loss also includes merger-related research and development costs, which represent costs related to repurposing SmartForce content, platform, and other technology in order to be compliant with SkillSoft standards and practices, of $2.6 million, or $0.03 per diluted share, incremental research and development costs, which are costs related to a Company initiative for content offerings and improvements and platform improvements, of $3.0 million, or $0.03 per diluted share, and non-cash charges of $5.3 million, or $0.05 per diluted share, for depreciation and amortization expense. SkillSoft reported a net loss of $53.2 million, or $0.53 per diluted share,
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for its fiscal 2004 second quarter and a net loss of $15.4 million, or $0.20 per basic and diluted share, for the year ago quarter.

"We continue to execute on our business plan as we put merger and litigation issues behind us," said Chuck Moran, President and Chief Executive Officer. "Despite the continued challenging business environment, we continue to move forward and meet or exceed our operational objectives."

SkillSoft's cash, cash equivalents, short-term investments and restricted cash balance at October 31, 2003 was $84.3 million. This balance does not reflect the initial disbursement of $10.0 million, which will occur in the fourth quarter of fiscal 2004 as part of the Company's contribution of $16.0 million toward the settlement of the 1998 securities class action lawsuit. The final $6.0 million will be disbursed mid-year in fiscal 2005.

In order to adequately assess the Company's collection efforts, taking into account the seasonality of the Company's business, the Company believes a day's sales outstanding (DSO) analysis should compare current period results to the results of the prior year comparable period. Given the quarterly seasonality of bookings, the deferral of revenue from subscription billings may increase or decrease the net DSO on sequential quarterly comparisons.

SkillSoft's net DSO ended the quarter below the targeted range of 45 to 60 days. On a net basis, which considers only receivable balances for which revenue has been recorded, DSO decreased to 11 days in the fiscal 2004 third quarter, as compared to 71 days in the year ago quarter and from 14 days in the second quarter of fiscal 2004. The Company expects that net DSO are likely to return to the targeted range in the future based on historical collection patterns. On a gross basis, which considers all items billed as receivables, DSO decreased to 85 days in the third quarter of fiscal 2004 compared to 162 days in the year ago comparable quarter and 106 days in the second quarter of fiscal 2004.

OUTLOOK

For the fiscal year ending January 31, 2004, SkillSoft expects that revenue will be at the upper end of its previously estimated range of between $185.0 and $190.0 million. The Company expects that fourth quarter revenue is likely to be in the range of $51.0 to $53.0 million. The Company anticipates that its net loss for fiscal 2004 will be between $0.83 and $0.84 per basic and diluted share. The previously anticipated net loss of $0.66 and $0.67 per basic and diluted share increased by $0.16 per share due to the Company's contribution of $16.0 million toward the settlement of the 1998 securities class action litigation and $0.01 per share due to the higher than expected costs attributed to the restatement from a projection of $0.14 per basic and diluted share to $0.15 per basic and diluted share. The Company continues to estimate that it will report a net profit of between $0.04 and $0.05 in the fourth quarter of fiscal 2004. The Company's outlook excludes the potential negative impact of the resolution of other litigation matters, as well as the potential impact of any future acquisitions or divestitures, including potential non-recurring acquisition related expenses and the amortization of any purchased intangibles and deferred compensation charges resulting from an acquisition transaction.
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CONFERENCE CALL

SkillSoft will be hosting a conference call to discuss its third quarter earnings on Thursday, December 4 at 10:00 a.m. EST. To participate in the conference call, local and international callers can dial 952-556-1529. The live conference call will be available via the Internet by accessing the SkillSoft Web site at www.skillsoft.com. Please go to the Web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

A replay will be available from 1:00 p.m. EST on December 4, 2003, until 11:59 p.m. EST on December 4, 2003. The replay number is 703-326-3020, passcode:
260670. A Web cast replay will also be available on the Company's Web site at www.skillsoft.com.

MORAN TO ADOPT 10B5-1 SALES PLAN

The Company is also announcing today that Chuck Moran intends to enter into a written stock sales plan pursuant to SEC Rule 10b5-1. Under the 10b5-1 plan, which is designed to enable Mr. Moran to diversify a portion of his holdings of the Company's securities through a formula-based systematic sales process, Mr. Moran may sell up to 1,628,739 shares at prevailing market prices over a period of approximately one year. The maximum number of shares that can be sold under the 10b5-1 plan includes shares which Mr. Moran has been restricted from selling due to various SkillSoft/SmartForce pre-merger and post-merger related activities for the last 18 months. Rule 10b5-1 sales plans are intended to allow executives to sell company shares in an orderly fashion over time while alleviating the concern over their trading while in possession of material non-public information. Mr. Moran currently owns 100,001 shares and holds options to purchase an additional 2,367,398 shares of the Company's stock. The sales plan covers approximately 66% of the shares and options to purchase shares currently held by Mr. Moran. The share numbers set forth above do not include shares held by various family trusts, and such trusts will also be entering into written sales plans with respect to the shares held therein. Mr. Moran disclaims beneficial ownership of such shares. Even so, Mr. Moran will be required to report any disposition of such shares by the trusts in accordance with applicable SEC rules.

Certain other executive officers have adopted or are in the process of establishing written stock sales plans pursuant to SEC Rule 10b5-1.

ABOUT SKILLSOFT

SkillSoft is a leading global provider of comprehensive, multi-modal e-Learning content and software products for business and information technology (IT) professionals. Multi-modal learning (MML) solutions offer powerful tools to support and enhance the speed and effectiveness of both formal and informal learning processes. MML solutions integrate SkillSoft's in-depth courseware, learning management platform technology and support services to meet customers' learning needs.

SkillSoft focuses on a variety of IT, professional effectiveness and business topics that SkillSoft believes represent the critical skills required of employees in increasingly dynamic and complex work environments. SkillSoft partners with some of the world's technology
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leaders to co-develop sound, standardized content that delivers rich, comprehensive learning and performance support experiences.

This release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Factors that could cause or contribute to such differences include difficulties in integrating the organizations of SmartForce and SkillSoft, competitive pressures, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Future Operating Results" in SkillSoft's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003, as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of December 3, 2003. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

                               -Tables to follow-
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                         SKILLSOFT PLC AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                  OCTOBER, 31                         OCTOBER, 31
                                                                  -----------                         -----------
                                                             2003              2002              2003              2002
                                                             ----              ----              ----              ----
Revenues                                                $      49,992     $      29,336     $     138,714     $      58,556
Cost of revenues                                                4,557             4,739            14,234             6,560
                                                        -------------     -------------     -------------     -------------
  Gross margin                                                 45,435            24,597           124,480            51,996

Operating expenses:
  Research and development                                     15,171             7,702            40,603            14,886
  Selling and marketing                                        20,830            16,320            67,404            31,584
  General and administrative                                    6,946             7,578            20,031            11,179
  Litigation settlement                                        16,000                --            62,250                --
  Amortization of stock-based compensation                        676               438             1,637             1,138
  Amortization of intangible assets                             2,574             1,825             7,498             1,987
  Restructuring and other non-recurring items                   5,287             6,607            16,825             6,607
                                                        -------------     -------------     -------------     -------------
Total operating expenses                                       67,484            40,470           216,248            67,381

Other income (expense), net                                       251                (1)              272              (128)
Interest income, net                                               87               504               680             1,462
Gain on sale of investments, net                                   --                               3,682
                                                        -------------     -------------     -------------     -------------
  Loss before provision for income taxes                      (21,711)          (15,370)          (87,134)          (14,051)

Provision for income taxes                                        150                --               528                --
                                                        -------------     -------------     -------------     -------------
Net loss                                                $     (21,861)    $     (15,370)    $     (87,662)    $     (14,051)
                                                        =============     =============     =============     =============

Net loss, per share                                     $       (0.22)    $       (0.20)    $       (0.88)    $       (0.27)
                                                        =============     =============     =============     =============

Basic weighted average common shares outstanding           99,993,573        76,193,000        99,745,570        52,816,000
                                                        =============     =============     =============     =============

Pro forma  net income per share reconciliation
  Net loss                                              $     (21,861)                      $     (87,662)
  Less: certain cash charges
    R&D expenses - incremental assumed in merger (1)            2,608                              10,373
    R&D expenses - incremental strategic spend (2)              2,957                               2,957
    G&A litigation settlement (3)                              16,000                              62,250
    Litigation expenses - other (4)                                99                               2,613
    Restructuring expenses (5)                                    274                               1,831
    Restatement expenses (6)                                    5,013                              14,995

  Less: amortization expense                                    3,250                               9,135
  Less: depreciation expense                                    2,090                               7,313
  Add: gain on sale of investments                                 --                              (3,682)
                                                        -------------                       -------------
  Pro forma net income                                  $      10,430                       $      20,123
                                                        =============                       =============
  Diluted weighted average common shares outstanding      106,576,018                         102,884,081
                                                        =============                       =============
  Pro forma  net income per share, diluted              $        0.10                       $        0.20
                                                        =============                       =============
  Pro forma net income per share, basic                 $        0.10                       $        0.20
                                                        =============                       =============

 * The Company is providing pro forma net income as the Company believes that, by excluding certain items incidental to the Company's operations, these figures are helpful in allowing individuals to accurately assess the Company's operations and provide individuals with additional information to more readily compare the Company's results over multiple periods.

      (1) costs related to repurposing SmartForce content, platform, and other technology to be compliant with SkillSoft standards and practices

      (2) costs related to a Company initiative for content offerings and improvements and platform improvements

      (3) Includes settlements for NETg, IPLearn, and the 1998 Class Action Shareholder lawsuit

      (4) expenses related to legal actions (discussed in number 3 above) against the company

      (5) includes post merger costs associated with the SmartForce PLC and SkillSoft Corporation merger

      (6) costs related to the restatement of the SmartForce PLC historical financial statements
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                         SKILLSOFT PLC AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                        OCTOBER 31,   JANUARY 31,
                                                           2003          2003
                                                           ----          ----
ASSETS

CURRENT ASSETS:
  Cash, cash equivalents and short term investments      $ 59,253      $125,031
  Restricted cash                                          25,000            --
  Accounts receivable, net                                 46,160        66,892
  Prepaid expenses and other current assets                21,222        19,401
                                                         --------      --------
Total current assets                                      151,635       211,324

  Property and equipment, net                               7,427        11,964
  Goodwill                                                127,196       119,427
  Acquired intangible assets, net                          28,320        34,290
  Long term investments                                       237           633
  Other assets                                                455           499
                                                         --------      --------
Total assets                                             $315,270      $378,137
                                                         ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                       $  8,235      $ 10,672
  Accrued expenses                                         80,852        59,821
  Deferred revenue                                        107,229       109,009
                                                         --------      --------
  Total current liabilities                               196,316       179,502

  Total long term liabilities                              10,263         7,548

  Total stockholder's equity                              108,691       191,087
                                                         --------      --------
  Total liabilities and shareholders' equity             $315,270      $378,137
                                                         ========      ========
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